UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to CenturyLink, Inc.’s (“CenturyLink” or the “Company”) previously announced consent solicitations (the “Consent Solicitations”) made in conjunction with its cash tender offers (the “Tender Offers”) to purchase certain of its and its subsidiaries’ notes, as of May 29, 2019, the Company received consents from holders of the 6.875% Notes due 2028 (the “2028 Notes”) issued by Qwest Capital Funding, Inc., a Colorado corporation and an indirect, wholly-owned finance subsidiary of the Company (“QCF”), to amend certain provisions of the indenture governing the 2028 Notes, as described in the press release filed herewith as Exhibit 99.1.

The 2028 Notes were issued pursuant to that certain indenture, dated as of June 29, 1998 (as supplemented, the “1998 Indenture”), among QCF, Qwest Communications International Inc. (successor by merger to U.S. West, Inc.), a Delaware corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”) (as successor in interest to The First National Bank of Chicago, Bank One Trust Company, National Association and JPMorgan Chase Bank, National Association), as trustee.

On May 31, 2019, QCF and BNYMTC entered into the Third Supplemental Indenture (the “QCF Supplemental Indenture”) to the 1998 Indenture with respect to the 2028 Notes. The QCF Supplemental Indenture amended the 1998 Indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the 1998 Indenture with respect to the 2028 Notes and modify certain notice requirements for redemption of the 2028 Notes. The provisions of the QCF Supplemental Indenture became effective upon execution and delivery by the parties thereto. Notwithstanding the foregoing sentence, the provisions of the QCF Supplemental Indenture shall become operative only upon the purchase by the Company of at least a majority in principal amount of the outstanding 2028 Notes pursuant to the Tender Offer, with the result that the amendments to the 1998 Indenture effected by the QCF Supplemental Indenture shall be deemed to be revoked retroactive to the date of its execution if such purchase shall not occur on or prior to May 31, 2019.

The foregoing description of the QCF Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the QCF Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any of the notes in the Tender Offers. The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. The Tender Offers and the Consent Solicitations are not being made to holders of any of the notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on May 15, 2019, CenturyLink commenced the Tender Offers and Consent Solicitations with respect to (i) the 2028 Notes, (ii) QCF’s 7.750% Notes due 2031 (the “2031 Notes”), (iii) CenturyLink’s 7.600% Series P Notes due 2039 (the “2039 Notes”) and (iv) CenturyLink’s 7.650% Series U Notes due 2042 (the “2042 Notes” and together with the 2028 Notes, the 2031 Notes, the 2039 Notes, the “Notes”). The Consent Solicitations are seeking consent from the holders of such series of Notes to amend certain provisions (the “Proposed Amendments”) of the applicable indentures of QCF and CenturyLink under which the applicable series of Notes were issued (each, an “Indenture” and, collectively, the “Indentures”). Subject to the terms and conditions of the Consent Solicitations, the Proposed Amendments would amend the applicable Indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the Indentures and modify certain notice requirements for redemption of the applicable series of Notes issued under the Indentures, in each case applicable to such series of Notes for which the Proposed Amendments are adopted.

On May 30, 2019, the Company issued a press release announcing the early results of its Tender Offers and Consents Solicitations, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference. As described further in Item 1.01 above, CenturyLink received the requisite consents from the holders of the 2028 Notes to effect the Proposed Amendments to the 1998 Indenture under which the 2028 Notes were issued. The information set forth under Item 1.01 above is incorporated by reference into this Item 5.07. As of May 29, 2019, the requisite consents have not been obtained with respect to the 2031 Notes, the 2039 Notes or the 2042 Notes.

The Tender Offers and the Consent Solicitations will expire at midnight, New York City time, at the end of the day on June 12, 2019, unless extended by the Company with respect to any Tender Offer (such date and time, as it may be extended, the “Expiration Date”) or earlier terminated. No tenders of Notes or deliveries of related consents submitted after the Expiration Date will be valid. The deadline for holders to validly withdraw tenders of Notes (or revoke consents) has passed. Accordingly, Notes that were already tendered (with consents that were delivered, if applicable) may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Item 8.01	Other Events.

On May 30, 2019, the Company issued a press release announcing its early tender results, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated May 31, 2019, by and among, Qwest Capital Funding, Inc. Qwest Communications International Inc. and Bank of New York Mellon Trust Company, N.A., as trustee, amending certain terms with respect to Qwest Capital Funding, Inc.’s 6.875% Notes due 2028.

99.1	Press Release dated May 30, 2019 announcing the early tender results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: May 31, 2019